As filed with the Securities and Exchange Commission on February 10, 2021
No. 333-252694

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to
FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PHUNWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	26-4413774
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7800 Shoal Creek Blvd, Suite 230-S Austin, Texas 78757 (512) 693-4199
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Alan S. Knitowski, Chief Executive Officer Phunware, Inc. 7800 Shoal Creek Blvd, Suite 230-S Austin, Texas 78757 (512) 693-4199
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Alex R. Allemann, Esq.	Matt Aune
Jeffrey M. McPhaul, Esq.	J. Brendhan Botkin
Winstead PC	Phunware, Inc.
401 Congress Ave., Suite 2100	7800 Shoal Creek Blvd, Suite 230-S
Austin, Texas 78701	Austin, Texas 78757
(512) 370-2800	(512) 693-4199

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

 CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Security(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(4)
Common Stock, par value $0.0001 per share	(1) (2)	(2)	(3)	(4)
Preferred Stock, par value $0.0001 per share	(1) (2)	(2)	(3)	(4)
Warrants to purchase Common Stock	(1) (2)	(2)	(3)	(4)
Units	(1) (2)	(2)	(3)	(4)
Total	(1) (2)	(2)	$100,000,000	$10,910.00

(1)
In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover an indeterminate number of additional shares of Common Stock to be offered or issued from stock splits, stock dividends or similar transactions.

(2)
There are being registered hereunder such indeterminate number of shares of Common Stock, such indeterminate number of shares of Preferred Stock, such indeterminate number of Warrants to purchase Common Stock and such indeterminate number of Units as shall have an aggregate initial offering price not to exceed $100,000,000. Any securities registered hereunder may be sold separately or in combination with the other securities registered hereunder.

(3)	The Proposed Maximum Aggregate Offering Price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.
(4)	Calculated pursuant to Rule 457(o), based on the Proposed Maximum Aggregate Offering Price. The registrant previously paid the registration fee in connection with the previous filing of this Registration Statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated February 10, 2021

$100,000,000

Common Stock
Preferred Stock
Warrants
Units

We may from time to time offer and sell, in one or more offerings under this prospectus, shares of common stock, par value $0.0001 per share (the “Common Stock”), shares of preferred stock, par value $0.0001 per share ("Preferred Stock"), warrants to purchase such shares of Common Stock (the “Warrants”) or units to purchase a combination thereof (the "Units") of Phunware, Inc. (the “Company”). The aggregate initial offering price of all securities sold under this prospectus will not exceed $100,000,000. This prospectus provides you with a general description of the securities we may offer and certain other information about the Company. We may offer the securities in amounts, at prices and on terms determined at the time of the offering.

We will provide specific terms of these offerings and securities in one or more supplements to this prospectus, which may also supplement, update or amend information contained in this document. You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in any of these securities.

We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities offered by this prospectus, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement, as well as the specific terms of the plan of distribution.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “PHUN.” On February 9, 2021, the last reported sale price of the Common Stock on the Nasdaq Capital Market was $2.68 per share.

We are an "emerging growth company," as defined under the federal securities laws, and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 5 of this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus. You should carefully read and consider these risk factors before you invest in our securities.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________, 2021.

1

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer to sell any combination of the securities described in this prospectus in one or more offerings for an aggregate offering price of up to $100,000,000. This prospectus provides you with a general description of the securities which we may offer. Each time we offer securities for sale, we will provide a prospectus supplement that contains specific information about the terms of that offering. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

The registration statement that contains this prospectus (including the exhibits thereto) contains additional important information about us and the securities we may offer under this prospectus. We may file with the SEC certain other legal documents that establish the terms of the securities offered by this prospectus as exhibits to documents or future prospectus supplements.

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement or amendment hereto. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to actual documents for complete information. All summaries are qualified in their entirety by the actual documents. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

The Phunware design logo and the Phunware mark appearing in this prospectus are the property of Phunware, Inc. Trade names, trademarks and service marks of other companies that may appear in this prospectus or any prospectus supplement are the property of their respective holders. We have omitted the ® and ™ designations, as applicable, for the trademarks used in this prospectus.

In this prospectus, unless the context otherwise requires, references to “we,” “us,” “our,” “our company,” “the Company,” or “Phunware” refer to Phunware, Inc. and its subsidiaries.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please read the sections below entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein include forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

These forward-looking statements include, but are not limited to, statements regarding our industry, future events, future opportunities for the company, estimates of our total addressable market, and projections of customer savings. These statements are based on various assumptions and on the current expectations of management and are not predictions of actual performance, nor are these statements of historical facts. These statements are subject to a number of risks and uncertainties regarding our business, and actual results may differ materially. These risks and uncertainties include, but are not limited to, our continued operating and net losses in the future; our need for additional capital for our operations and to fulfill our business plans; the effect of COVID-19; changes in the business environment in which we operate, including inflation and interest rates, and general financial, economic, regulatory and political conditions affecting the industry in which we operate; adverse litigation developments; inability to refinance existing debt on favorable terms; changes in taxes, governmental laws, and regulations; competitive product and pricing activity; difficulties of managing growth profitably; the loss of one or more members of our management team; uncertainty as to the long-term value of Phunware, Inc. Common Stock; the risks discussed in the Annual Report on Form 10-K for the year ended December 31, 2019 under the heading “Risk Factors,” as updated from time to time by the Quarterly Reports on Form 10-Q and other documents we file from time to time with the SEC.

There may be additional risks that we presently know or that we currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements provide our expectations, plans or forecasts of future events and views as of the date of this communication. We anticipate that subsequent events and developments will cause our assessments to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our assessments as of any date subsequent to the date of this communication.

THE COMPANY

Overview
Phunware is a provider of the Multiscreen-as-a-Service (“MaaS”) platform, a fully integrated enterprise cloud platform for mobile that provides companies the services, products, and solutions necessary to engage, manage and monetize their mobile application portfolios and audiences at scale. According to eMarketer, it is estimated that in 2020 adults in the US will spend more than four hours daily with mobile internet, of which approximately 90% of that time is spent in mobile apps (versus mobile web). Given this reality, brands must establish a strong identity on mobile, especially on devices and platforms specific to the Apple iOS and Google Android operating systems and ecosystems. Phunware helps brands define, create, launch, promote, monetize and scale their mobile identities as a means to anchor the consumer journey and improve brand interactions. Our MaaS platform provides the entire mobile lifecycle of applications through one procurement relationship.
Our MaaS platform allows for the licensing and creation of category-defining mobile experiences for brands and their application users worldwide. Since our founding in 2009, we have amassed a database of proprietary Phunware IDs. Phunware IDs are unique identifiers assigned to a mobile device when it becomes first visible across our network of mobile application portfolios. We measure and accumulate Phunware IDs through queries that count unique devices that access our mobile application portfolio across our network of mobile applications that we have developed and/or support. The data collected from our Phunware IDs contributes to our application transaction revenue product line by helping companies and brands boost campaign performance, target high-value users, maximize conversions and optimize spend.
Founded in 2009, we are incorporated in the state of Delaware.
Business Model
Our business model includes a combination of service, subscription and media transaction offerings that enable customers to engage, manage and monetize their mobile application portfolios throughout the mobile application lifecycle, which occurs in four phases:

•Strategize — We help brands define the application experience and determine the operating systems, feature sets and use cases they want their mobile application to support.
•Create — We help brands build, buy or lease their application portfolio.
•Launch — We help brands launch their applications and build their mobile audience.
•Engage, Monetize and Optimize — We help brands activate, monetize and optimize their mobile application portfolios.
Our product and service offerings include cloud-based recurring software license subscriptions, with terms ranging from one to three years, application development and support services, and application transaction-based media.

Our Products and Services
Our mobile software subscriptions and services and application transaction solutions include the following:

•Cloud-based mobile software licenses in Software Development Kits (“SDKs”) form utilized inside mobile applications for the following:
•Analytics (SDK that provides data related to application use and engagement),
•Content Management (SDK that allows application admins to create and manage app content in a cloud-based portal),
•Alerts, Notifications & Messaging (SDK that enables brands to send messages to app users through the app),
•Marketing Automation (SDK that enables location-triggered messages and workflow);
•Advertising (SDK that enables in-app audience monetization); and
•Location-Based Services (module that include Mapping, Navigation, Way finding, Workflow, Asset Management and Policy Enforcement);
•Integration of our SDK licenses into existing applications maintained by our customers, as well as custom application development and support services.

•Cloud-based vertical solutions, which are off-the-shelf, iOS- and Android-based mobile application portfolios, solutions and services that address: the patient experience for healthcare, the shopper experience for retail, the fan experience for sports, the traveler experience for aviation, the luxury resident experience for real estate, the luxury guest experience for hospitality, the student experience for education and the generic user experience for all other verticals and applications; and

•Application transactions, including re-occurring and one-time transactional media purchases for application discovery, user acquisition and audience building, audience engagement and audience monetization.

For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see "Incorporation of Certain Information by Reference" and "Where You Can Find More Information.”

Corporate Information

The mailing address and telephone number of the Company is:

Phunware Inc.
7800 Shoal Creek Boulevard
Suite 230-S
Austin, Texas 78757
(512) 693-4199

RISK FACTORS

Investing in our securities involves a high degree of risk. Please see the Risk Factors set forth in Part I, Item 1A of our most recent Annual Report on Form 10-K and Part II or our Quarterly Reports on Form 10-Q, and other filings we make with the SEC, which are incorporated herein by reference. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline.

Risks Relating to Market Volatility

The trading price of our Common Stock has recently increased significantly to a level that we do not believe is consistent with any recent change in our financial condition or results of operations. If the trading price of our Common Stock decreases rapidly, investors purchasing our common stock in this offering could lose a significant portion of their investment.

The trading price of our Common Stock has recently increased significantly. On December 31, 2020, the last reported sale price of our common stock on the Nasdaq Capital Market was $1.26 per share. We believe that the sharp increase in the trading price of our Common Stock is the result of a number of factors outside our control. There has been no recent change in our financial condition or results of operations that is consistent with the increase in the trading price of our Common Stock. The recent increase in the trading price of our Common Stock may not be sustained. In the event of a rapid decrease in the trading price of our Common Stock, investors purchasing our Common Stock in this offering could lose a significant portion of their investment.

DESCRIPTION OF SECURITIES THAT MAY BE OFFERED

The following is a summary of the rights of our securities and certain provisions of our certificate of incorporation and amended and restated bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to documents incorporated by reference to the registration statement of which this prospectus is a part.

We are a Delaware corporation. Our authorized capital stock consists of 1,000,000,000 shares of Common Stock, par value $0.0001 per share, and 100,000,000 shares of Preferred Stock, par value $0.0001 per share. As of February 1, 2021, there were 59,147,976 shares of our Common Stock outstanding held by 205 holders of record and no shares of Preferred Stock outstanding. The number of record holders is based upon the actual number of holders registered at such date and does not include holders of shares in “street name” or persons, partnerships, associations, corporations or entities in security position listings maintained by depositories.

Description of Common Stock

Dividend Rights

Subject to preferences that may apply to any shares of our Preferred Stock outstanding at the time, the holders of our Common Stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine.

Voting Rights

Holders of shares of our Common Stock shall be entitled to cast one vote for each share held on all matters submitted to a vote of our stockholders. Holders of shares of our Common Stock have no cumulative voting rights with respect to the election of directors. Our certificate of incorporation establishes a classified board of directors that is divided into three classes with staggered three-year terms. Only the directors in one class will be subject to election by a plurality of votes cast at each annual meeting of our stockholders, with the directors in the other classes continuing for the remainder of their respective three-year terms.

No Preemptive or Similar Rights

Our Common Stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

If we become subject to a liquidation, dissolution, or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our Common Stock and any participating Preferred Stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of Preferred Stock.

Certain Anti-Takeover Effects of Our Certificate of Incorporation, Bylaws and Delaware Law

Our certificate of incorporation and amended and restated bylaws contain provisions that could have the effect of delaying, deferring, or discouraging another party from acquiring control of us. These provisions and certain provisions of Delaware law, which are summarized below, could discourage takeovers, coercive or otherwise. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us.

Undesignated Preferred Stock

Our board of directors has the ability to designate and issue Preferred Stock with voting or other rights or preferences that could deter hostile takeovers or delay changes in our control or management.

Limits on Ability of Stockholders to Act by Written Consent or Call a Special Meeting

Our certificate of incorporation provides that our stockholders may not act by written consent. This limit on the ability of stockholders to act by written consent may lengthen the amount of time required to take stockholder actions. As a result, the holders of a majority of our capital stock are not able to amend the amended and restated bylaws or remove directors without holding a meeting of stockholders called in accordance with the amended and restated bylaws.

In addition, our certificate of incorporation and amended and restated bylaws provide that special meetings of the stockholders may be called only by our board of directors, the chairperson of our board of directors, our chief executive officer or our president. A stockholder may not call a special meeting, which may delay the ability of our stockholders to force consideration of a proposal or for holders controlling a majority of our capital stock to take any action, including the removal of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our amended and restated bylaws contain advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of the board of directors. These advance notice procedures may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed and may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempt to obtain control of our company.

Board Classification

Our board of directors is divided into three classes. The directors in each class serve for a three-year term, one class being elected each year by our stockholders. This system of electing and removing directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the Delaware General Corporation Law (the "DGCL") regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•prior to prior to the date of the transaction, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•at or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, owned 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage attempts that might result in a premium over the market price for the shares of Common Stock held by stockholders.

The provisions of Delaware law and the provisions of our certificate of incorporation and amended and restated bylaws could have the effect of discouraging others from attempting hostile takeovers and as a consequence, they might also inhibit temporary fluctuations in the market price of our Common Stock that often result from actual or rumored hostile takeover attempts. These provisions might also have the effect of preventing changes in our management. It is also possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Continental Stock Transfer & Trust Company, One State Street Plaza, 30th Floor, New York, NY 10004-1561.

Securities Exchange

Our Common Stock is traded on the Nasdaq Capital Market under the symbol “PHUN.”

Description of Preferred Stock

Our certificate of incorporation authorizes 100,000,000 shares of Preferred Stock, par value $0.0001 per share. The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution providing for such issue duly adopted by our board of directors. Our board of directors is further authorized, subject to limitations prescribed by law, to fix by resolution and to set forth in a certification of designation to be filed pursuant to the DGCL the powers, designations, preferences and relative participation, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, of any wholly unissued series of Preferred Stock, including, without limitation, dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including, without limitation, sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

Our board of directors has the right to establish one or more series of our Preferred Stock without stockholder approval. Unless required by law or by any stock exchange on which our Common Stock is listed, the authorized shares of our Preferred Stock will be available for issuance at the discretion of our board of directors without further action by our stockholders.

The issuance of Preferred Stock could adversely affect, among other things, the voting power of holders of our Common Stock and the likelihood that stockholders will receive dividend payments and payments upon our liquidation, dissolution or winding up. The issuance of Preferred Stock could also have the effect of delaying, deferring or preventing a change in control of us.

A prospectus supplement relating to any series of Preferred Stock being offered will include specific terms related to the offering. They will include, where applicable:

•the title and stated value of the series of Preferred Stock and the number of shares constituting that series;
•the number of shares of the series of Preferred Stock offered, the liquidation preference per share and the offering price of the shares of Preferred Stock;
•the dividend rate(s), period(s) and/or payment date(s) or the method(s) of calculation for those values relating to the shares of Preferred Stock of the series;
•the date from which dividends on shares of Preferred Stock of the series shall cumulate, if applicable;
•our right, if any, to defer payment of dividends and the maximum length of any such deferral period;
•the procedures for any auction and remarketing, if any, for shares of Preferred Stock of the series;
•the provision for redemption or repurchase, if applicable, of shares of Preferred Stock of the series;
•any listing of the series of shares of Preferred Stock on any securities exchange;

•the terms and conditions, if applicable, upon which shares of Preferred Stock of the series will be convertible into shares of Preferred Stock of another series or our Common Stock, including the conversion price, or manner of calculating the conversion price;

•whether the Preferred Stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

•voting rights, if any, of the Preferred Stock;
•restrictions on transfer, sale or other assignment, if any;
•whether interests in shares of Preferred Stock of the series will be represented by global securities;
•any other specific terms, preferences, rights, limitations or restrictions of the series of shares of Preferred Stock;
•a discussion of any material United States federal income tax consequences of owning or disposing of the shares of Preferred Stock of the series;
•the relative ranking and preferences of shares of Preferred Stock of the series as to dividend rights and rights upon liquidation, dissolution or winding up of the Company; and

•any limitations on issuance of any series of shares of Preferred Stock ranking senior to or on a parity with the series of shares of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company.

If we issue shares of Preferred Stock under this prospectus, the shares will be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

Description of Warrants

We may issue Warrants for the purchase of our Common Stock or Preferred Stock. As explained below, each Warrant will entitle its holder to purchase our Common Stock or Preferred Stock at an exercise price set forth in, or to be determined as set forth in, the related prospectus supplement. Warrants may be issued separately or together with our Common Stock or Preferred Stock. The Warrants are to be issued under warrant agreements to be entered into between us and the investors or a warrant agent.

The particular terms of each issue of Warrants and the warrant agreement relating to the Warrants will be described in the applicable prospectus supplement, including, as applicable:

•the title of the Warrants;
•the initial offering price;
•the aggregate number of warrants and the aggregate number of shares of Common Stock or Preferred Stock purchasable upon exercise of the warrants;
•if applicable, the designation and terms of the equity securities with which the Warrants are issued, and the number of warrants issued with each equity security;
•the date on which the right to exercise the Warrants will commence and the date on which the right will expire;
•if applicable, the minimum or maximum number of the Warrants that may be exercised at any one time;
•anti-dilution provisions of the Warrants, if any;
•redemption or call provisions, if any, applicable to the Warrants;
•any additional terms of the Warrants, including terms, procedures and limitations relating to the exchange and exercise of the Warrants; and
•the exercise price.

Holders of Warrants will not be entitled, solely by virtue of being holders, to vote, to receive dividends, to receive notice as stockholders with respect to any meeting or written consent of stockholders for the election of directors or any other matter, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the Warrants. Until any warrants to purchase Common Stock or Preferred Stock are exercised, the holder of the warrants will not have any rights of holders of Common Stock or Preferred Stock that can be purchased upon exercise.

Description of Units

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the Units that we may offer under this prospectus.

While the terms we have summarized below will apply generally to any Units that we may offer under this prospectus, we will describe the particular terms of any Units in more detail in the applicable prospectus supplement. The terms of any Units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of unit agreement that describes the terms of the Units we are offering, and any supplemental agreements, before the issuance of the related Units. The following summaries of material terms and provisions of the Units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to the particular Units. We urge you to read the applicable prospectus supplements related to the particular Units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the Units.

We may issue Units comprised of one or more shares of our Common Stock, shares of our Preferred Stock and Warrants in any combination. Each Unit will be issued so that the holder of the Unit is also the holder of each security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included security. The unit agreement under which a Unit is issued may provide that the securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of Units, including:

•the designation and terms of the Units and of the securities comprising the Units, including whether and under what circumstances those securities may be held or transferred separately;
•any provisions of the governing unit agreement that differ from those described below; and
•any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the securities comprising the Units.

The provisions described in this section, as well as those described under “Description of Common Stock," “Description of Preferred Stock” and “Description of Warrants” will apply to each Unit and to any Common Stock, Preferred Stock, or Warrant included in each Unit, respectively.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Unless we state otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us under this prospectus and any related prospectus supplement for working capital and other general corporate purposes of Phunware and its subsidiaries.

More specific allocations may be included in a prospectus supplement relating to a specific offering of securities. All expenses relating to an offering of securities and any compensation paid to underwriters, dealers or agents, as the case may be, will be paid out of our general funds, unless otherwise stated in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may offer and sell the securities in any one or more of the following ways:

•to or through underwriters, brokers or dealers;
•directly to one or more other purchasers;

•through a block trade in which the broker or dealer engaged to handle the block trade will attempt     to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•through agents on a best-efforts basis;

•in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on the Nasdaq Capital Market or sales made through a market maker other than on an exchange or other similar offerings through sales agents; or

•otherwise through any other method permitted by applicable law or a combination of any of the above methods of sale.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver shares of Common Stock to an underwriter, broker or dealer, who will then resell or transfer the shares of Common Stock under this prospectus. We may also enter into hedging transactions with respect to our securities. For example, we may:

•enter into transactions involving short sales of the shares of Common Stock by underwriters, brokers or dealers;
•sell shares of Common Stock short and deliver the shares to close out short positions;

•enter into option or other types of transactions that require the delivery of shares of Common Stock to an underwriter, broker or dealer, who will then resell or transfer the shares of Common Stock under this prospectus; or

•loan or pledge the shares of Common Stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. Any prospectus supplement will also set forth the terms of the offering, including:

•the purchase price of the securities and the proceeds we will receive from the sale of the securities;
•any underwriting discounts and other items constituting underwriters’ compensation;
•any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;
•any commissions allowed or paid to agents;
•any other offering expenses;
•any securities exchanges on which the securities may be listed;
•the method of distribution of the securities;
•the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and
•any other information we think is important.

The securities may be sold from time to time by us in one or more transactions:

•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices;
•at varying prices determined at the time of sale; or
•at negotiated prices.

Such sales may be effected:

•in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•in transactions in the over-the-counter market;

•in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•through the writing of options; or
•through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or re-allowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.
Any underwriters to which offered securities are sold by us for public offering and sale may engage in transactions that stabilize, maintain or otherwise affect the price of the Common Stock during and after this offering, but those underwriters will not be obligated to do so and may discontinue any market making at any time. Specifically, the underwriters may over-allot or otherwise create a short position in the securities for their own accounts by selling more securities than have been sold to them by us. The underwriters may elect to cover any such short position by purchasing securities in the open market or by exercising the over-allotment option granted to the underwriters. In addition, the underwriters may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the securities to the extent that it discourages resales of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriters and selling group members may also engage in passive market making transactions in our securities. Passive market making consists of displaying bids on the Nasdaq Capital Market limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

We are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of securities offered in this prospectus by any person. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of us.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

Any broker-dealer participating in the distribution of the shares of securities may be deemed to be an “underwriter” within the meaning of the Securities Act with respect to any securities such entity sells pursuant to this prospectus.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of any securities to be offered hereby will be passed upon for us by our counsel, Winstead PC, Austin, Texas. Any underwriters will be represented by their own legal counsel.

EXPERTS

The consolidated financial statements of Phunware, Inc. as of and for the years ended December 31, 2019 and 2018 incorporated herein by reference in this prospectus from our Annual Report on Form 10-K have been audited by Marcum LLP, an independent registered public accounting firm, and are included in reliance upon such report given on the authority of such firm as an expert in accounting and auditing. As set forth in their report thereon, (i) an explanatory paragraph describing conditions that raise substantial doubt about Phunware’s ability to continue as a going concern for each of the two years in the period ended December 31, 2019 and (ii) an explanatory paragraph describing a change in accounting principle related to the adoption of Accounting Standards Codification No. 606.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. These other documents contain important information about us, our financial condition and our results of operations. The information incorporated by reference is considered to be a part of this prospectus. You should read carefully the information incorporated herein by reference because it is an important part of this prospectus. We hereby incorporate by reference the following documents into this prospectus:

●	Our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 30, 2020, as amended by Form 10-K/A filed with the SEC on April 29, 2020;
●	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020 filed with the SEC on May 15, 2020, August 14, 2020 and November 12, 2020, respectively;
●	Our Current Reports on Form 8-K (and amendments thereto as applicable) as filed with the SEC on January 2, 2020, January 10, 2020, March 23, 2020, April 1, 2020, April 16, 2020, April 17, 2020, May 15, 2020, May 22, 2020, June 4, 2020, July 16, 2020, August 14, 2020, August 17, 2020, October 15, 2020, November 9, 2020, November 20, 2020, December 10, 2020, December 15, 2020 and January 20, 2021;
●	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on October 16, 2020; and
●	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the SEC on August 18, 2016 pursuant to Section 12(b) of Exchange Act, which description has been updated most recently in the Registrant’s prospectus filed with the SEC on November 14, 2018 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-4, as amended.

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K), after the date of this prospectus and before the termination or completion of this offering (including all such documents filed with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at http://www.sec.gov. You may also request and we will provide, free of charge, a copy of any document incorporated by reference in this prospectus (excluding exhibits to such document unless an exhibit is specifically incorporated by reference in the document) by visiting our investor relations website at http://investors.phunware.com or by writing or calling us at the following address or telephone number:

Phunware, Inc.
Attention: Investor Relations
7800 Shoal Creek Blvd., Suite 230-S
Austin, Texas 78757
investorrelations@phunware.com
(512) 394-6837

Due to the ongoing COVID-19 pandemic, our Austin, Texas headquarters are currently not staffed to regularly receive correspondence via U.S. Mail. For faster response, requests for documents incorporated by reference can be made via email to investorrelations@phunware.com.

You should rely only on the information contained in, or incorporated by reference into, this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different or additional information. We are not offering to sell or soliciting any offer to buy any securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

WHERE YOU CAN FIND MORE INFORMATION

The Registration Statement that we have filed with the SEC registers the securities offered by this prospectus under the Securities Act. The registration statement, including the exhibits to it, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

The Company files reports, proxy statements and other information with the SEC as required by the Securities Exchange Act of 1934, as amended. You can read the Company’s filings with the SEC, including this prospectus, over the internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document the Company files with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.

We also make available free of charge on the Investors section of our website, http://www.phunware.com, all materials that we file electronically with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Section 16 reports and amendments to those reports as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. Information contained on our website or any other website is not incorporated by reference into, and does not constitute a part of, this prospectus.

PROSPECTUS

$100,000,000

Common Stock
Preferred Stock
Warrants
Units

________________, 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses expected to be incurred by the Company in connection with the sale and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All such expenses will be borne by the Company. All amounts are estimated except the SEC registration fee.

SEC registration fee	$10,910.00
FINRA filing fee (1)
Accounting fees and expenses (1)
Legal fees and expenses (1)
Printing expenses (1)
Miscellaneous fees and expenses (1)
Total (1)

(1)	Fees and expenses (other than the SEC registration fee to be paid upon the filing of this registration statement) will depend on the number and nature of the offerings of securities and cannot be estimated at this time. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in any applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

As permitted by Section 102 of the Delaware General Corporation Law, we have adopted provisions in our certificate of incorporation and amended and restated bylaws that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director’s duty of loyalty to us or our stockholders; (ii) any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law; (iii) any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or (iv) any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.

As permitted by Section 145 of the Delaware General Corporation Law, our amended and restated bylaws provide that (i) we may indemnify our directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; (ii) we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and (iii) the rights provided in our amended and restated bylaws are not exclusive.

Our certificate of incorporation and our amended and restated bylaws provide for the indemnification provisions described above and elsewhere herein. We have entered into separate indemnification agreements with our directors, officers and certain employees that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements generally require us, among other things, to indemnify those individuals against liabilities that may arise by reason of their status or service as directors, officers or employees, other than liabilities arising from willful misconduct. These indemnification agreements also generally require us to advance any expenses incurred by the directors, officers or employees as a result of any proceeding against them as to which they could be indemnified. In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.

Item 16. Exhibits and Financial Statement Schedules

The exhibits listed below in the "Exhibit Index" are part of this Registration Statement and are incorporated herein by reference.

Item 17. Undertakings

(a)    The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)`    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement;

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)    That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)    Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the Registration Statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date; or

(5)    That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(A)    Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(B)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(C)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(D)    Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.		Description
4.1*		Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K (File No. 001-37862), filed with the SEC on January 2, 2019).
4.2*		Amended and Restated Bylaws of the Registrant (Incorporated by reference to Exhibit 3.2 of the Registrant’s Form 8-K (File No. 001-37862), filed with the SEC on January 2, 2019).
4.3*		Certificate of Designation (Incorporated by reference to Exhibit 3.3 of the Registrant’s Form 8-K (File No. 001-37862) filed with the SEC on January 2, 2019).
4.4*		Specimen common stock certificate of the Registrant (Incorporated by reference to Exhibit 4.3 of the Registrant's Form S-4/A (File No. 333-224227), filed with the SEC on November 6, 2018).
5.1**		Opinion of Winstead PC.
23.1**		Consent of Marcum LLP.
23.2**		Consent of Winstead PC (included in Exhibit 5.1).
24.1*		Power of Attorney.

	*	Previously filed.
	**	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on February 10, 2021.

PHUNWARE, INC.

By:	/s/ Alan S. Knitowski
Alan S. Knitowski
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth opposite their names and on February 10, 2021.

Name	Title

/s/ Alan S. Knitowski	Chief Executive Officer and Director
Alan S. Knitowski	(Principal Executive Officer)

/s/ Matt Aune	Chief Financial Officer
Matt Aune	(Principal Accounting and Financial Officer)

*	Director
Keith Cowan

*	Chief Operating Officer and Director
Randall Crowder

*	Director
Eric Manlunas

*	Director
Lori Tauber Marcus

*	Director
Blythe Masters

*	Director
Kathy Tan Mayor

*	Director
George Syllantavos

* By:	/s/ Alan S. Knitowski
Alan S. Knitowski
Attorney-in-Fact